SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]     Preliminary Proxy       [  ]    Confidential, for Use of the Commission
         Statement                       Only (as permitted by Rule 14a-6(e)(2))

[x]      Definitive Proxy Statement

[  ]     Definitive Additional Materials

[  ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               LMI AEROSPACE, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[  ]     Fee  computed on  table below  per Exchange  Act Rules  14a-6(i)(1) and
         0-11.

         1) Title to each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                               LMI Aerospace, Inc.
                                3600 Mueller Road
                           St. Charles, Missouri 63302

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held on May 13, 1999


TO OUR SHAREHOLDERS:

The Annual Meeting of the Shareholders of LMI Aerospace, Inc., a Missouri corporation, will be held at the Club Hotel by Doubletree, St. Louis Airport, 4600 Natural Bridge Road, St. Louis, Missouri 63134, at 10:00 a.m. local time on Thursday, May 13, 1999 for the following purposes:

         1. To elect two Class I Directors for a term expiring in 2002 or until their successors are elected and qualified;

         2. To ratify the selection of Ernst & Young LLP to serve as the Company's independent auditor; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 1999, as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. A list of all Shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and number of shares registered in the name of each Shareholder, will be open during usual business hours to the examination of any Shareholder for any purpose germane to the annual meeting for ten days prior to the meeting at the office of the Company set forth above.

A copy of the Company's annual report for its fiscal year ended December 31, 1998, accompanies this notice.

                                             By Order of the Board of Directors,
                                             Lawrence E. Dickinson, Secretary

St. Charles, Missouri
April 13, 1999


WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE MEETING ACCORDING TO YOUR WISHES. YOUR PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE MEETING IN PERSON.

                               LMI Aerospace, Inc.
                                3600 Mueller Road
                           St. Charles, Missouri 63302


                                 PROXY STATEMENT

                             Solicitation of Proxies

         The enclosed proxy is solicited by the Board of Directors of LMI Aerospace, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held at the Club Hotel by Doubletree, St. Louis Airport, 9600 Natural Bridge Road, St. Louis, Missouri, beginning at 10:00 a.m. local time on Thursday, May 13, 1999, or at any adjournment thereof. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wishes. In addition to solicitation by mail, officers, directors and employees of the Company may solicit personally or by mail, telephone, or telegraph if proxies are not promptly received. However, except with respect to printing and mailing expenses, the Company does not expect to incur out-of-pocket expenses in soliciting proxies. The accompanying Notice of Annual Meeting, this Proxy Statement and the enclosed form of proxy are first being mailed or given to Shareholders on or about April 13, 1999. Banks, brokers, and other custodians, nominees, and fiduciaries will be requested to send proxy materials to beneficial owners and to request voting instruction. The Company will reimburse them for their out-of-pocket expenses in so doing.

                               Revocation of Proxy

         If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company in writing of such revocation at any time prior to the voting of the proxy. An executed proxy with a later date will also revoke a previously furnished proxy.

                                   Record Date

         Only Shareholders of record at the close of business on March 31, 1999 will be entitled to vote at the meeting or any adjournment thereof.

                         Actions to be Taken Under Proxy

         Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, that is, Ronald S. Saks, or, if unable or unwilling to serve, Lawrence J. LeGrand, will vote:

(A) FOR the election of the persons named herein as nominees for Class I Directors of the Company for a term expiring at the 2002 Annual Meeting of Shareholders until their successors have been duly elected and qualified;

(B) FOR the ratification of the engagement of Ernst & Young LLP as the Company's independent auditor; and

(C) According to such person's judgment on the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Should any nominee named herein for election as a director become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any nominee to be unavailable to serve.

                   Voting Securities and Security Ownership of
                    Certain Beneficial Owners and Management

         On March 31, 1999, the record date of the Shareholders entitled to vote at the Annual Meeting, there were outstanding 8,295,612 shares of Common Stock $0.02 par value per share, value of the Company, each of which is entitled to one vote on all matters submitted, including the election of directors.

         Under applicable State law and the provisions of the Company's Articles of Incorporation and By-laws, the affirmative vote of the holders of a majority of the issued and outstanding shares voting in person or by proxy is required to approve any matter that may come before the Annual Meeting of Shareholders, including the election of directors. A majority of the outstanding shares present or represented by proxy shall constitute a quorum at the meeting. Shares as to which voting instructions are given on at least one of the matters to be voted, abstentions from voting, votes which are withheld, and all shares held by a broker who lacks authority to vote such shares ("broker non-votes"), will be considered present for purposes of determining the presence of a quorum. For purposes of determining if a proposal or director nominee has received a majority vote, abstentions, withheld votes and broker non-votes shall not be included in the vote totals and, therefore, will have no effect on the vote.

         Votes will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and report the results to the Company.

         The following table sets forth as of March 31, 1999, the beneficial ownership of each current director (including the nominees for election as directors), each of the executive officers named in the Summary Compensation Table set forth herein, the executive officers and directors as a group, and each other Shareholder known to the Company to own beneficially more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the table have sole voting and investment power.

                                          Amount and
                                           Nature of
   Name of                                Beneficial              Percent of
Beneficial Owner                          Ownership                  Class
----------------                          ----------              ----------

Ronald S. Saks(1)                          2,778,043                33.5%

Union Planters Trust &
  Investment Management, as                  978,238                11.8%
  trustee for the Profit
  Sharing Plan(2)

Joseph and Geraldine Burstein(3)             599,296                 7.2%

Duane E. Hahn(4)                             359,883                 4.3%

Sanford S. Neuman(5)                         286,240                 3.5%

Lawrence J. LeGrand(6)                       263,200                 3.2%

Robert T. Grah(7)                             78,643                    *

Phillip A. Lajeunesse(8)                      55,249                    *

Alfred H. Kerth, III                          10,000                    *

Thomas M. Gunn                                 2,000                    *

Thomas G. Unger                                2,000                    *

All directors & executive
officers as a group (14 in group)          4,529,760                53.5%


*    Less than 1%.

(1) Includes 805 shares held by Union Planters Trust & Investment Management for the benefit of Mr. Saks. Also includes 2,777,238 shares of Common Stock held of record by the Ronald S. Saks Revocable Trust U/T/A dated June 21, 1991, for which Mr. Saks is the trustee. Mr. Saks address is 3030 N. Highway 94, St. Charles, Missouri 63302.

(2) All such shares of Common Stock are held for the benefit of the Profit Sharing Plan. The shares subject to the Profit Sharing Plan include shares beneficially owned by: (i) Ronald S. Saks (805); (ii) Duane E. Hahn (63,783); (iii) Robert T. Grah (30,938); and (iv) Phillip A. Lajeunesse (14,124). The address of Union Planters Trust & Investment Management is 1401 South Brentwood Blvd., 9th Floor, St. Louis, Missouri 63144.

(3) All such shares of Common Stock are held of record by the Joseph Burstein Revocable Trust U/T/A dated August 20, 1983 for which Mr. Burstein and Mrs. Burstein are Co-Trustees. The Bursteins' address is 536 Fairways, St. Louis, Missouri 63141.

(4) Includes 63,783 shares of Common Stock held of record by Union Planters Trust and Investment Management for the benefit of Mr. Hahn. Also includes 57,575 shares of Common Stock issuable upon the exercise of an immediately exercisable option to purchase such shares. Mr. Hahn's address is 101 Western Avenue, Auburn, Washington 98001.

(5)  Mr. Neuman's address is 101 South Hanley, St. Louis, Missouri  63105.

(6) Includes 32,900 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares. Mr. LeGrand's address is 3030 N. Highway 94, St. Charles, Missouri 63302.

(7) Includes 30,938 shares of Common Stock held of record by Union Planters Trust and Investment Management for the benefit of Mr. Grah. Also includes 16,450 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares. Mr. Grah's address is 2104 N. 170th Street E. Avenue, Tulsa, Oklahoma 74116.

(8) Includes 14,124 shares of Common Stock held of record by Union Planters Trust and Investment Management for the benefit of Mr. Lajeunesse. Also includes 16,450 shares of Common Stock issuable upon the exercise of immediately exercisable options to purchase such shares. Mr. Lajeunesse's address is 2629 Esthner Court, Wichita, KS 67213.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

              Information About The Nominees and Current Directors

         The Company's Restated Articles of Incorporation and Amended and Restated Bylaws provide for a division of the Board of Directors into three classes. One of the classes is elected each year to serve a three-year term. The term of each of the current Class I directors expires at the 1999 Annual Meeting of Shareholders. It is the intention of the persons named in the accompanying proxy, unless otherwise directed, to vote for the election of the Class I nominees listed below to serve until the 2002 Annual Meeting of Shareholders.

         The following table sets forth for each nominee and director continuing in office, such director's age, principal occupation for at least the last five years, present position with the Company, the year in which such director was first elected or appointed a director (each serving continuously since first elected or appointed), directorships with other companies whose securities are registered with the Securities and Exchange Commission, and the class and expiration of such director's term as director.

             Class I: To be elected to serve as director until 2002

                                                                    Service as
   Name                Age        Principal Occupation            Director Since
   ----                ---        --------------------            --------------

Sanford S. Neuman       63    Assistant Secretary of the Company;       1984
                              A member of the law firm, Gallop,
                              Johnson & Neuman, L.C. for more
                              than the last five years.

Duane E. Hahn           46    Vice  President, Regional Manager         1990
                              since  1996;  prior thereto, Vice
                              President and General Manager of
                              the Auburn facility since 1988;
                              prior thereto, Assistant General
                              Manager since 1984.

              Class II: To continue to serve as director until 2000

                                                                    Service as
   Name                Age        Principal Occupation            Director Since
   ----                ---        --------------------            --------------

Thomas M. Gunn          55    Retired. Prior to 1997, Senior Vice       1998
                              President of Business Development
                              for McDonnell Douglas.

Alfred H. Kerth, III    47    President and Chief Operating Officer     1998
                              of the Eads Center; prior thereto,
                              Senior Vice  President and Senior
                              Partner at Fleishman-Hillard in
                              St. Louis since 1987.

Thomas Unger            50    Chief Executive Officer of ATAB           1999
                              Corporation  since early 1998; prior
                              thereto, Chief Executive Officer of
                              Tyee Aircraft since 1982.

             Class III: To continue to serve as director until 2001

                                                                    Service as
   Name                Age        Principal Occupation            Director Since
   ----                ---        --------------------            --------------

Ronald S. Saks          55    Chief Executive Officer and President     1984
                              since 1984.

Joseph Burstein         71    Chairman of the Board of the Company      1984
                              since 1984.

Lawrence J. LeGrand     47    Chief Operating Officer of the Company    1998
                              in April 1998; prior thereto, partner
                              of KPMG Peat Marwick, LLP.

                             Director's Compensation

         The Company paid to each director who is not an employee of the Company $1,500 for each Board meeting or committee meeting attended, and reimbursed all directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. No director who is an employee of the Company received compensation for services rendered as a director.

          Information Concerning the Board of Directors and Committees

         During the fiscal year that ended on December 31, 1998, the Board of Directors held two regular meetings. The Board of Directors held no special meetings. Each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period and (ii) the total number of meetings held during the period by all committees of the Board of Directors on which he served.

         The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee evaluates significant matters relating to the audit and internal controls of the Company and reviews the scope and results of the audits conducted by the Company's independent public accountants. During fiscal 1998, the Audit Committee met twice. The Compensation Committee reviews the Company's remuneration policies and practices, including executive compensation, and administers the Company's stock option plans. During fiscal 1998 the Compensation Committee met twice. See the "Compensation Committee
Report" beginning on page 7 for a discussion of the key elements and policy of the Company's executive compensation program.

         The Board of Directors evaluates and nominates qualified nominees for election or appointment as directors and qualified persons for selection as Executive Officers. The Board of Directors will give appropriate consideration to a written recommendation by a Shareholder for the nomination of a qualified person to serve as a director of the Company, provided that such recommendation contains sufficient information regarding the proposed nominee for the Board of Directors to properly evaluate such nominee's qualifications to serve as a director.

                  Section 16(a) Beneficial Reporting Compliance

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Form 5 and amendments thereto (or written representations that no Form 5 is required) furnished to the Company, the Company believes that all such reports were timely filed, with the exception that Alfred H. Kerth, III, failed to timely file a statement of beneficial ownership on Form 4, following his purchase of 10,000 shares of Company Common Stock in August of 1998.

                             EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table reflects compensation paid or payable for fiscal years 1998 and 1997 with respect to the Company's chief executive officer and each of the four most highly compensated executive officers whose 1998 salaries and bonuses combined exceeded $100,000 in each instance.



                                               Annual Compensation              Long Term Compensation
                                       ------------------------------------------------------------------------------------

                                                                               Restricted     Securities      All Other
                                                                              Stock Award     Underlying    Compensation
 Name and Principal Position    Year   Salary ($)   Bonus ($)      Other         ($)(2)      Options (#)         ($)
------------------------------ ------- ----------- ------------ ------------ --------------- ------------- ----------------

Ronald S. Saks...............   1998     240,000      70,508    $   515(1)              0              0           0
President and CEO
                                1997     150,000     246,266      1,795                 0              0           0

Lawrence J. LeGrand..........   1998     152,800      86,767          0           200,000         32,900           0
COO

Duane E. Hahn................   1998     150,000      83,796        515(1)              0              0           0
Vice President
                                1997     105,000     209,748      1,795                 0              0           0

Phillip A. Lajeunesse........   1998     125,000      48,572        515(1)              0              0           0
General Manager
(Wichita, KS)                   1997      92,500     102,300      1,795                 0              0           0

Robert T. Grah...............   1998     105,000      48,572        515(1)              0              0           0
General Manager
(Tulsa, OK)                     1997      69,999      81,736      1,732                 0              0           0


(1) Represents common stock contributed to the Company's profit sharing and 401(k) plan.

(2) The fair market value at the date of grant is deemed to be $6.079 per share, based on an independent valuation obtained by the Company as of March 31, 1998, adjusted for a 2.29 to 1 stock dividend.


         Option Grants. The following table sets forth certain information with respect to grants of stock options pursuant to the Company's 1989 Employee Incentive Stock Option Plan (the "Option Plan") to each of the Named Officers during the year ended December 31, 1998. No stock appreciation rights were granted to the Named Officers during such year.


                                Individual Grants                                   Potential Realizable Value At
                                -----------------                                   Assumed Annual Rates Of Stock
--------------------------------------------------------------------------------    price Appreciation For Option
                                             Percent Of                                         Term
                                               Total                            ----------------------------------
                              Number of     Options/SARs
                              Securities    Granted To    Exercise
                              Underlying     Employees    Of Base
                             Options/SARs    In Fiscal     Price       Expiration
           Name              Granted (#)       Year        ($/Sh)        Date           5% ($)          10% ($)
           (a)                   (b)           (c)          (d)          (e)             (f)              (g)
-----------------------------------------------------------------------------------------------------------------
Lawrence J. LeGrand           32,900 (1)       41.9%        $6.25      12/31/09       129,318          327,713


     (1) The option listed above was granted at fair market value on the date of grant. The potential realizable value assumes a rate of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. Such rates are required by the Securities and Exchange Commission and do not represent the Company's estimate or projection of future prices of the Common Stock.


         Option Exercises and Fiscal Year End Values. The following table sets forth certain information concerning option exercises and option holdings for the year ended December 31, 1998 with respect to each of the Named Officers. No options were exercised by the Named Officers during such year. No stock appreciation rights were exercised by the Named Officers during such year nor did any Named Officer hold any stock appreciation rights at the end of that year.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES
                                                                                 Number of
                                                                                Securities
                                                                                underlying            Value of
                                                                                Unexercised          Unexercised
                                                                              Options/SARs At         In-The-Money
                                                                             Fiscal Year Ended     Options/ SARs At
                                           Share                                   (#)              Fiscal Year End
                                        Acquire On            Value             Exercisable/        ($) Exercisable/
                Name                   Exercise (#)       Realized ($)          Unexercisable        Unexercisable(1)
                (a)                         (b)                (c)                    (d)                  (e)
------------------------------------- ---------------- -------------------- -------------------- -------------------
Duane E. Hahn                                 0                 0                57,575/ 0          250,451/ 0
------------------------------------- ---------------- -------------------- -------------------- -------------------
Robert T. Grah                                0                 0                16,450/ 0           71,557/ 0
------------------------------------- ---------------- -------------------- -------------------- -------------------
Phillip A. Lajeunesse                         0                 0                16,450/ 0           71,557/ 0
------------------------------------- ---------------- -------------------- -------------------- -------------------
Lawrence J. LeGrand                           0                 0                32,900/ 0               0 / 0


(1) The monetary value used in this calculation is $6.25 per share, the fair market value of the stock as of December 31, 1998.

                   Employment Arrangements with Named Officers

         On January 1, 1997, the Company entered into an employment agreement with Ronald S. Saks providing for his employment as President and Chief Executive Officer. The agreement is for a six-year period that automatically extends for successive one-year periods. Mr. Saks' employment agreement provides for an annual base salary in 1997 of $150,000 and of $240,000 for the remaining years of his contract payable in equal monthly installments. Mr. Saks is also entitled to a bonus based on the performance of the Company (the "Performance Bonus") if its annual net income as of the last day of each fiscal year is more than $5 million. Such bonus is capped at $120,000 for each year subsequent to 1997.

         As of May 1, 1998, the Company entered into an employment agreement with Lawrence J. LeGrand providing for his employment as the Chief Operating Officer of the Company. The agreement will terminate on December 31, 2002 and is automatically extended for successive one-year periods. Mr. LeGrand's employment agreement provides for an annual base salary of $225,000 payable in equal monthly installments during the period May 1, 1998 through December 31, 2002. The agreement provides for a Performance Bonus if the Company's annual net income as of the last day of each fiscal year is more than $5 million. Such bonus is capped at $150,000.

         On January 1, 1998, the Company entered into an employment agreement with Duane E. Hahn providing for his employment as the Vice President and Regional Manager for the Company's facilities located in Auburn, Washington, Wichita, Kansas, and at the location of the LMI Finishing, Inc. plant in Tulsa, Oklahoma. The agreement is for a two-year period that automatically extends for successive one-year periods. Mr. Hahn's employment agreement provides for a base salary of $150,000 payable in equal monthly installments. Mr. Hahn is also entitled to a Performance Bonus if the Company's annual net income as of the last day of each fiscal year is more than $5 million. Such bonus is capped at $75,000.

         On January 1, 1998, the Company entered into an employment agreement with Phillip A. Lajeunesse providing for his employment as the General Manager for the Company's facility in Wichita, Kansas. The agreement is for a two-year period that automatically extends for successive one-year periods. Mr. Lajeunesse's employment agreement provides for a base salary of $125,000 in 1998 and $135,000 in 1999 payable in equal monthly installments. Mr. Lajeunesse is also entitled to a Performance Bonus if the Company's annual net income as of the last day of each fiscal year is more than $5 million. Such bonus is capped at $50,000.

         On January 1, 1998, the Company entered into an employment agreement with Robert T. Grah providing for his employment as the General Manager for LMI Finishing Inc.'s facility in Tulsa, Oklahoma. The agreement is for a two-year period that automatically extends for successive one-year periods. Mr. Grah's employment agreement provides for a base salary of $105,000 for 1998 and $115,000 for the 1999, with each amount payable in equal monthly installments. Mr. Grah is also entitled to a Performance Bonus if the Company's annual net income as of the last day of each fiscal year is more than $5 million. Such bonus is capped at $70,000.

         On August 25, 1998, Precise Machine Partners, L.L.P. entered into an employment agreement with John R. Krystinik, for his employment as General Manager of the partnership's facility in Irving, Texas. The agreement is for a one year term of employment. Mr. Krystinik's employment agreement provides for a base salary of $130,000 payable in equal monthly installments. Mr. Krystinik is also entitled to a performance bonus of $30,000.

         All such employment agreements provide that in addition to the base salary and formula based Performance Bonus, the employees may receive such additional bonus as the Board may authorize, and shall also participate in any health, accident and life insurance programs and other benefits available to the employees of the Company. The employment agreements also provide that the employees are entitled to an annual paid vacation as well as the use of an automobile.

         Each employment agreement described above may be terminated upon: (i) the dissolution of the Corporation (in the case of Krystinik, the dissolution of Precise Machine Partners, L.L.P.), (ii) the death or severe disability of the employee, or (iii) 10 days written notice by the Company to the employee upon breach or default by the employee of any terms of the agreement.

           Compensation Committee Interlocks and Insider Participation

         The following persons are on the Compensation Committee of the Company:
Ronald S. Saks, Lawrence J. LeGrand, Sanford S. Neuman, Thomas M. Gunn and Alfred H. Kerth, III. Mr. Saks is the president and CEO of the Company and Mr. LeGrand is COO of the Company. Mr. Neuman is a member of the law firm, Gallop, Johnson & Neuman, L.C., which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

                                 Overall Policy

         The Company's executive compensation program is designed to be closely linked to corporate performance and results via contractual agreements. The overall compensation plan provides the Company's executive officers with the opportunity to earn cash compensation based upon annual pretax income targets and to gain additional stock ownership to drive long term growth in value for all of the Company's Shareholders. The Company's compensation strategy is to place significant portions of an executive's compensation package at risk, thereby motivating these individuals to execute the tactics necessary to insure continued growth and profitability.

         The Compensation Committee was formed in 1998 in conjunction with the Company's initial public offering. With the exception of the employment agreement between the Precise Machine Partners, L.L.P. and John R. Krystinik, the contractual agreements with all current executives were approved by the Board of Directors prior to the formation of the Compensation Committee. When the Board approved the current employment agreements it was apprised of competitive compensation levels of peers in the industry for similar job functions to create a guideline for evaluating the terms of each employment contract. Additionally, the Board was knowledgeable about the performance of each of the executives when assessing the appropriateness of each employment contract. Since the formation of the Compensation Committee, only the employment agreement between John R. Krystinik and the Precise Machine Partners, L.L.P. was issued, no other employment agreements for executives having been issued or renewed. However, the Compensation Committee is apprised of each executive's performance at each committee meeting.

                          Compensation of the President

         The base salary and bonus package granted to Mr. Ronald S. Saks, President of the Company, was based upon compensation packages for presidents and chief executive officers of peer companies, performance of the Common Stock of the Company given the significant ownership Mr. Saks has in the Company, and the financial performance of the Company. Mr. Saks' base salary for 1998 and the remaining four years covered by his employment agreement is $240,000.00 per year. Mr. Saks is eligible for a performance bonus of 3% of the Company's pre-tax income above $5 million, not to exceed $120,000 in any fiscal year. Based upon the Company's financial performance in 1998, Mr. Saks would have earned the maximum performance bonus of $120,000. However, in 1998 Mr. Saks approached the Compensation Committee with a request to have his bonus limited to $70,000.00 for 1998 because the Company failed to reach volume and profitability levels expected at the time of the Company's initial public offering. The Compensation Committee did agree to limit Mr. Saks' performance bonus but noted that various items outside of Mr. Saks' control combined to inhibit the Company's expected growth and that future requests for similar consideration would not be entertained.

                                                                  Ronald S. Saks
                                                             Lawrence J. LeGrand
                                                               Sanford S. Neuman
                                                            Alfred H. Kerth, III
                                                                  Thomas M. Gunn


            Comparison of LMI Aerospace, Inc. Cumulative Total Return

         Set  forth  below is a line  graph  presentation  comparing  cumulative
Shareholder returns since June 30, 1998, the date of the Company's initial public offering, on an indexed basis with the Standard & Poor's Small Cap
Aerospace/Defense Index (the "S & P Aerospace/Defense Index") which is a nationally recognized industry standard index, and an index of peer companies selected by the Company. The graph assumes the investment of $100 in LMI Aerospace, Inc. Common Stock, the S & P Aerospace/Defense Index, and the peer group index on June 30, 1998, as well as the reinvestment of all dividends. There can be no assurance that LMI Aerospace, Inc. stock performance will continue into the future with the same or similar trend depicted in the graph below.

[EDGAR representation of data points used in printed graphic]


                            6/30/98    9/1/98     11/3/98     1/7/99     2/19/99
                            -------    ------     -------     ------     -------
LMI                           100      79.52       72.29       56.63      59.04

S&P Aerospace/Defense         100      74.58       89.21      100.74      77.26

Peer Group                    100      71.33       67.90       78.30      72.42


         The peer group companies are weighted based on market capitalization and are as follows: Aerosonic Corp.; Allied Research Corp.; American Aircarriers Support Inc.; CADE Industries; DRS Technologies Inc.; EDAC Technologies Corp.; EDO Corp.; First Aviation Services Inc.; Hawker Pacific Aerospace; Herley Industries Inc.; Hi-Shear Technology Corp.; SIFCO Industries; and Spacehab Inc.

                              CERTAIN TRANSACTIONS

         From time to time the Company has engaged in various transactions with certain of its directors, executive officers and other affiliated parties. The following paragraphs summarize certain information concerning certain transactions and relationships that have occurred during the past fiscal year or are currently proposed.

         The Joseph Burstein Revocable Trust U/T/A August 20, 1983, for which Joseph Burstein, the Chairman of the Board, is the trustee, loaned $250,000 to the Company as evidenced by a promissory note dated August 10, 1995. Such indebtedness bore interest at a rate of 10.5% per annum and was payable on demand. Such indebtedness and accrued interest thereon was paid in full on March 31, 1998.

         In August 1996, a trust of which no affiliate of the Company was a beneficiary, loaned $300,000 to the Company as evidenced by a subordinated promissory note dated August 15, 1996 (the "Trust"). Lawrence J. LeGrand is the trustee of such Trust. Such indebtedness bore interest at a rate of 11% per annum and was payable on March 15, 1999. The indebtedness and accrued interest thereon was paid in full on March 31, 1998. Mr. LeGrand became a director of the Company on April 17, 1998, and Chief Operating Officer of the Company on May 1, 1998.

         Sanford S. Neuman, a director of the Company, is a member of the law firm, Gallop, Johnson & Neuman, L.C. which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future.

         [On August 25, 1998, Precise Machine Partners, L.L.P., a Texas limited partnership of which a wholly-owned subsidiary of LMI Aerospace, Inc. is the general partner, agreed to purchase the assets of Precise Machine Company, a Texas corporation, for $2.7 million and the assumption of certain liabilities. John R. Krystinik, who has since been retained as the General Manager of Precise Machine Partners, L.L.P., was the President and the sole shareholder of Precise Machine Company.]

         The terms of each of the foregoing transactions were negotiated on an arm's-length basis. All future transactions between the Company and its officers, directors, principal Shareholders and affiliates must be approved by a majority of the independent and disinterested outside directors.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         The Company, with the approval of its Board, engaged Ernst & Young LLP as its independent auditor in March 1998 to replace KPMG Peat Marwick LLP ("KPMG"). KPMG resigned as the Company's independent auditor and withdrew its 1995 and 1996 opinions because KPMG determined that it lacked independence as a result of a $300,000 loan made by one of its partners, Lawrence J. LeGrand, acting as trustee on behalf of a non-family trust. See "CERTAIN TRANSACTIONS". During the period between the date KPMG was engaged and the date on which it resigned, there were no (i) disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or (ii) adverse opinions or a disclaimer of opinion, or qualification or modifications as to uncertainty, audit scope or accounting principles in connection with its report on the Company's financial statements.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

                                  ANNUAL REPORT

         The Annual Report of the Company for fiscal 1998 accompanies this Notice of Annual Meeting and Proxy Statement.

                                FUTURE PROPOSALS

         Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company by December 15, 1999 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

         In order for a Shareholder to bring other business before the Shareholder meeting, timely notice must be given to the Company by February 28, 2000. Such notice must include a description of the proposed business and the reasons therefor. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Shareholder action in accordance with applicable law. These requirements are separate from the procedural requirements a Shareholder must meet to have a proposal included in the Company's proxy statement.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than as set forth in the Notice that accompanies this Proxy Statement. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1998 FILED WITH THE COMMISSION IS AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST TO LMI AEROSPACE, INC., 3600 MUELLER ROAD, ST. CHARLES, MISSOURI 63302,
ATTENTION: SECRETARY.

                                      By Order of the Board of Directors,
                                      Lawrence E. Dickinson, Secretary


St. Charles, Missouri
April 13, 1999

PROXY
                               LMI AEROSPACE, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 13, 1999

The undersigned hereby appoints Ronald S. Saks, with full power of substitution, or if Ronald S. Saks is unable or declines to exercise such rights hereunder, the undersigned appoints Lawrence J. LeGrand, with full power of substitution, the true and lawful attorney and proxy of the undersigned to vote all the shares of Common Stock, $0.02 par value per share, of LMI Aerospace, Inc. owned by the undersigned at the Annual Meeting of Shareholders to be held at the Club Hotel by Doubletree, St. Louis Airport, 9600 Natural Bridge Road, St. Louis, Missouri at 10:00 a.m. local time, May 13, 1999, and at any adjournment thereof, on the following items of business as set forth in the Notice of Annual Meeting and Proxy Statement:

1.       ELECTION OF DIRECTORS:

         |_| FOR all nominees listed below (or such other person designated by the Board of Directors to replace any unavailable nominee) to be allocated among such nominees in his discretion

         |_|      WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:         Sanford S. Neuman and Duane E. Hahn

Instruction: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below:


------------------------------------     ---------------------------------------
                            (Continued on other side)

                           (Continued from other side)

2.       RATIFICATION OF THE ENGAGEMENT OF ERNST & YOUNG AS INDEPENDENT AUDITOR:

         |_|     FOR           |_|     AGAINST        |_|     WITHHOLD AUTHORITY

3.       OTHER MATTERS

         In his discretion with respect to the transaction of such other business as may properly come before the meeting.


         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF ERNST & YOUNG AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.


                                       DATE ______________________________, 1999


                                        ----------------------------------------

                                        ----------------------------------------

Please date and sign exactly as your name appears on the envelope. In the case of joint holders, each should sign. When signing as attorney, executor, etc., give full title. If signer is a corporation, execute in full corporate name by authorized officer.